UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 3, 2005

America First Apartment Investors, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49986	470858301
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Suite 100, 1004 Farnam Street, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(402) 444-1630

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 3, 2005, America First Apartment Investors, Inc. (the "Registrant"), by and through Tregaron Oaks Apartments Limited Partnership, a Nebraska limited partnership wholly-owned and controlled by the Registrant (the "Partnership"), closed on the purchase of a 300-unit apartment complex in Bellevue, Nebraska known as Tregaron Oaks Apartments (the "Property") from Tregaron Oaks, LLC, a Nebraska limited liability company (the "Seller"), pursuant to a Sale and Purchase Agreement (the "Purchase Agreement") entered into by the Registrant and Seller on May 24, 2005. The purchase price for the Property was $19.4 million, of which approximately $7 million will be paid in cash and the remainder of which will be paid through a mortgage loan in the original purchase amount of $12.4 million.

There are no material relationships between the Registrant and Seller.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America First Apartment Investors, Inc.

August 3, 2005	By:	/s/ John H. Cassidy

Name: John H. Cassidy
Title: President and Chief Executive Officer